SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  September 21, 2007 (September 17, 2007)

Corgenix Medical Corporation
(Exact Name of registrant as specified in its charter)

Nevada	000-24541	93-1223466
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11575 Main Street
Suite 400
Broomfield, Colorado 80020
(Address, including zip code, of principal executive offices)

(303) 457-4345
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01             Other Events

Anti-Dilution from the July 2007 Offering and Issuance of New Ascendiant Warrants

As previously disclosed in its prior filings, on July 25, 2007, Corgenix Medical Corporation (the “Company”) entered into agreements to complete a private placement with certain institutional and other accredited investors (the “New Offering”).  The New Offering consisted of common stock in the Company (“Common Stock”) at the price of $0.25 per share.  For each share of Common Stock purchased, every investor received an equal number of purchase warrants (the “Warrants”).  In the New Offering, the Company sold $725,000 in Common Stock and Warrants.  The maximum offering is $860,000 with an overallotment of $129,000.  One-third of the Warrants issued to each investor are exercisable at $0.34 per share with a one-year term, one-third are exercisable at $0.375 per share with a two-year term, and the remaining third are exercisable at $0.40 per share with a five-year term.

The terms of the New Offering triggered certain anti-dilution provisions in existing securities of the Company.  Specifically, the following adjustments to securities of the Company were made as of July 25, 2007, as a result of the New Offering:

1.                                       As previously disclosed in its prior filings, on May 19, 2005, the Company sold in a private transaction $2,420,000 in secured convertible term notes (the “May Notes”).  As a result of the New Offering, the fixed conversion price of the May Notes was reduced from $.30 to $.25.  As of July 25, 2007, there were $944,833 in May Notes outstanding.  Applying the new fixed conversion price, the number of shares of Common Stock issuable upon conversion of the May Notes increased 629,888 for an aggregate of 3,779,334 shares of Common Stock issuable upon conversion of the May Notes.

2.                                       As previously disclosed in its prior filings, on December 28, 2005, the Company sold in a private transaction $1,500,000 in secured convertible term notes (the “December Notes”).  As a result of the New Offering, the fixed conversion price of the December Notes was reduced from $.30 to $.25.  As of July 25, 2007, there were $1,200,000 in December Notes outstanding.  Applying the new fixed conversion price, the number of shares of Common Stock issuable upon conversion of the December Notes increased 800,000 for an aggregate of 4,800,000 shares of Common Stock issuable upon conversion of the December Notes.

3.                                       As previously disclosed in its prior filings, on December 28, 2005, the Company sold in a private transaction (the “Preferred Transaction”) an aggregate of 2,000,000 shares of Series A Preferred Stock (the “Preferred Stock”) convertible into shares of Common Stock at a conversion ratio of 2.8571428571 and a conversion value of $.35 per share of Preferred Stock.  As a result of the New Offering, the conversion ratio of the outstanding Preferred Stock was increased to 3.22580645161 and the conversion value was reduced to $.31.  As of July 25, 2007, there were 912,800 shares of Preferred Stock outstanding and this resulted in an increase of 336,516 shares of Common Stock underlying the Preferred Stock from the amount of Common Stock which was originally issuable pursuant to a conversion of the Preferred Stock.  This results in an aggregate of 2,944,516 shares of Common Stock issuable upon conversion of the Preferred Stock.

4.                                       In connection with the Preferred Transaction, three series of warrants with anti-dilution provisions were issued to the investors: A Warrants, B Warrants and C Warrants.

(a)                                  As a result of the New Offering, the exercise price of the A Warrants was reduced from $.40 to $.375 and the number of shares of Common Stock issuable upon exercise of the A Warrants increased 336,356 shares of Common Stock.  As of July 25, 2007, there is an aggregate of 5,336,356 shares of Common Stock issuable upon exercise of all of the A Warrants.

(b)                                 As a result of the New Offering, the exercise price of the B Warrants was reduced from $.50 to $.449 and the number of shares of Common Stock issuable upon exercise of the B Warrants increased 568,930.  As of July 25, 2007, there is an aggregate of 5,568,930 shares of Common Stock issuable upon exercise of the B Warrants.

(c)                                  As a result of the New Offering, the exercise price of the C Warrants was reduced from $.60 to $.522 and the number of shares of Common Stock issuable upon exercise of the C Warrants increased 748,049.  As of July 25, 2007, there is an aggregate of 5,748,049 shares of Common Stock issuable upon exercise of the C Warrants.

5.                                       As previously disclosed, in connection with the Preferred Transaction, the placement agent, Ascendiant Securities, LLC (“Ascendiant”), received three warrants, each for the right to purchase up to 552,380 shares of Common Stock at an exercise price of $.40, $.50 and $.60.  The Company mistakenly issued the wrong form of warrants to Ascendiant, which were previously disclosed as Exhibits 10.7, 10.8 and 10.9 to the Company’s quarterly report on Form 10-QSB filed February 13, 2006.  The parties had agreed to issue warrants to Ascendiant in the same basic form as that received by the investors in the Preferred Transaction.  As such, the previous warrants have been cancelled and the Company has issued Ascendiant three new warrants using the same basic form as that issued to the investors receiving the A Warrants, B Warrants and C Warrants.  See Exhibits 10.4, 10.5 and 10.6 to the Company’s quarterly report on Form 10-QSB filed February 13, 2006 for the form of these warrants.  The exercise price of the new warrants issued to Ascendiant have also been adjusted pursuant to the New Offering:

(a)                                  As a result of the New Offering, the exercise price of the Ascendiant A Warrants was reduced from $.40 to $.375 and the number of shares of Common Stock issuable upon exercise of the Ascendiant A Warrants increased 37,159.  As of July 25, 2007, there is an aggregate of 589,539 shares of Common Stock issuable upon exercise of all of the Ascendiant A Warrants.

(b)                                 As a result of the New Offering, the exercise price of the Ascendiant B Warrants was reduced from $.50 to $.449 and the number of shares of Common Stock issuable upon exercise of the Ascendiant B Warrants increased 62,853.  As of July 25, 2007, there is an aggregate of 615,233 shares of Common Stock issuable upon exercise of all of the Ascendiant B Warrants.

(c)                                  As a result of the New Offering, the exercise price of the Ascendiant C Warrants was reduced from $.60 to $.522 and the number of shares of Common Stock issuable upon exercise of the Ascendiant C Warrants increased 82,642.  As of July 25, 2007, there is an aggregate of 635,022 shares of Common Stock issuable upon exercise of all of the Ascendiant C Warrants.

September 2007 Offering

On September 17, 2007, the Company entered into subscription and other agreements to complete the sale of the maximum amount of the Common Stock and Warrants for an aggregate of $860,000 in gross proceeds to the Company plus the overallotment of $129,000, which resulted in the sale of an additional $264,000 in Common Stock and Warrants (the “Second Offering”).

The Common Stock and Warrants in the Second Offering were offered and sold in reliance on exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D thereunder.  Each investor is an “accredited investor” as defined in Rule 501 of the same.

The sale of the Common Stock and Warrants in the Second Offering included the same form of  Registration Rights Agreement as that used in the New Offering, whereby we provided the purchasers with “piggy back” registration rights if we propose to register securities under the 1933 Act.

Terra Nova Financial, LLC, , an Illinois limited liability company (“Terra Nova”), acted as a placement agent for the Company. Iliad Advisors, LLC, an Illinois limited liability company (“Iliad Advisors”), provided advisory services to Terra Nova on the transaction.  As compensation for Terra Nova’s services, we pay Terra Nova a fee equal to 7% of the aggregate offering price, due to Terra Nova at each close of each stage of the transaction.  Terra Nova’s fee also includes warrants, due to Terra Nova at the close of the transaction, to purchase shares of Common Stock at an exercise price of $0.25 per share, which was the offering price to the investors in the transaction.  Because Terra Nova succeeded in selling the maximum offering plus the overallotment, totaling an aggregate of $989,000 in gross proceeds to the Company, it received an aggregate of $69,230 in cash and warrants to purchase 276,920 shares of Common Stock at the exercise price of $0.25 per share as payment for services provided in both the New Offering and the Second Offering.

Anti-Dilution from the September 2007 Offering

The terms of the Second Offering triggered the same anti-dilution provisions in existing securities of the Company.  Specifically, the following adjustments to securities of the Company were made as of September 17, 2007, as a result of the Second Offering:

6.                                       Preferred Stock - After the Second Offering, the conversion ratio of the outstanding Preferred Stock was increased from 3.22580645161 to 3.323992928 and there was no change in conversion value from $.31.  As of September 17, 2007, there were 352,320 shares of Preferred Stock outstanding and this resulted in an increase of 34,593 shares of Common Stock underlying the Preferred Stock from the amount of Common Stock which was issuable pursuant to a conversion of that same amount of Preferred Stock at the previous conversion ratio of 3.22580645161.  This results in an aggregate of 1,171,109 shares of Common Stock issuable upon conversion of the Preferred Stock.

7.                                       A Warrants - As a result of the Second Offering, the exercise price of the A Warrants was reduced from $.375 to $.369 and the number of shares of Common Stock issuable upon exercise of the A Warrants increased 85,016 shares of Common Stock.  As of September 17, 2007, there is an aggregate of 5,421,372 shares of Common Stock issuable upon exercise of all of the A Warrants.

8.                                       B Warrants — As a result of the Second Offering, the exercise price of the B Warrants was reduced from $.449 to $.437 and the number of shares of Common Stock issuable upon exercise of the B Warrants increased 147,152.  As of September 17, 2007, there is an aggregate of 5,716,081 shares of Common Stock issuable upon exercise of the B Warrants.

9.                                       C Warrants - As a result of the Second Offering, the exercise price of the C Warrants was reduced from $.522 to $.504 and the number of shares of Common Stock issuable upon exercise of the C Warrants increased 201,343.  As of September 17, 2007, there is an aggregate of 5,949,392 shares of Common Stock issuable upon exercise of the C Warrants.

10.                                 Ascendiant A Warrants - As a result of the Second Offering, the exercise price of the Ascendiant A Warrants was reduced from $.375 to $.369 and the number of shares of Common Stock issuable upon exercise of the Ascendiant A Warrants increased 9,392.  As of September 17, 2007, there is an aggregate of 598,931 shares of Common Stock issuable upon exercise of all of the Ascendiant A Warrants.

11.                                 Ascendiant B Warrants - As a result of the Second Offering, the exercise price of the Ascendiant B Warrants was reduced from $.449 to $.437 and the number of shares of Common Stock issuable upon exercise of the Ascendiant B Warrants increased 16,257.  As of September 17, 2007, there is an aggregate of 631,490 shares of Common Stock issuable upon exercise of all of the Ascendiant B Warrants.

12.                                 Ascendiant C Warrants - As a result of the Second Offering, the exercise price of the Ascendiant C Warrants was reduced from $.522 to $.504 and the number of shares of Common Stock issuable upon exercise of the Ascendiant C Warrants increased 22,244.  As of September 17, 2007, there is an aggregate of 657,266 shares of Common Stock issuable upon exercise of all of the Ascendiant C Warrants.

Change in Registration Rights

As an accommodation to the investors in the New Offering, most of whom are current and long-term shareholders of the Company, and to help ensure that the offering would be fully subscribed, the Company’s management agreed to register with the Securities and Exchange Commission all of the Common Stock and shares of Common Stock issuable upon exercise of all of the Warrants sold in the New Offering and the Second Offering promptly after the final closing of the Second Offering.

ITEM 9.01                             Financial Statements and Exhibits

(a)           Financial statements of businesses acquired

Not applicable.

(b)           Pro forma financial information

Not applicable.

(c)           Shell company transactions

Not applicable.

(d)           Exhibits

10.1               Letter Agreement between Barron Partners, L.P. and Corgenix Medical Corporation dated August 15, 2007.

10.2               Securities Purchase Agreement dated December 28, 2005 by and among Corgenix Medical Corporation and Truk Opportunity Fund, LLC, Truk International Fund, LP and CAMOFI Master LDC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 21, 2007	CORGENIX MEDICAL CORPORATION

	By:	/s/ William H. Critchfield
Williams H. Critchfield
Senior Vice President and Chief Financial Officer